UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 1, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01  Other Events.

On November 1, 2012, Visualant, Inc. (the “Company”), an industry-leading provider of chromatic-based identification and diagnostic solutions, announced today that it received its fourth patent on its ChromaID™ technology that uses an exclusive Spectral Pattern Matching™ (“SPM”) technique. The latest patent further validates the company’s vision to introduce more efficient security and authentication methods into the marketplace, and comes shortly after Visualant and its investment partner Sumitomo Precision Products Co., Ltd. (“SPP”) showcased a prototype of its Cyclops 6™ ChromaID hand-held scanner in Japan last month.

Future devices embedded with ChromaID technology can read and record natural chromatic markers by structuring light onto a substance, through a liquid or gas, or off a surface. Once scanned, the technology captures the reflected light in a simple Photodiode and provides a unique ChromaID profile. The ChromaID profile can be matched against existing databases to identify, detect, or diagnosis markers invisible to the human eye.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 8,285,510 B2 and is entitled “Method, Apparatus and Article To Facilitate Distributed Evaluation of Object Using Electromagnetic Energy.”

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated November 1, 2012 related to a fourth patent award for the SPM technology

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

November 7, 2012	By:	/s/ Mark Scott
Mark Scott, CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated November 1, 2012 related to a fourth patent award for the SPM technology.